                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (this "Agreement") is made this 22nd day of August, 2001 by UDC, INC., a New Jersey corporation (the "Pledgor") in favor of FIRST UNION NATIONAL BANK, a national banking association (in its capacity as issuer of two standby letters of credit (the "Letters of Credit") under the Letter of Credit Agreements defined below, the "Pledgee"). For good and valuable consideration, and intending to be legally bound hereby:

         1. Pledge. Pledgor hereby assigns, pledges and grants to Pledgee a security interest in the cash, instruments, financial assets, investment property and securities, and all documents relative thereto, of Pledgor now owned by or standing in the name of Pledgor or in which Pledgor has a legal or beneficial interest, which are at any time deposited in Account No. [XXXXX] (the "Account") in the name of Pledgor at First Union National Bank, acting not in its capacity as Bank, but in its capacity as custodian (the "Custodian"), as further described in the Control Agreement (the "Control Agreement") dated of even date herewith by and among Pledgor, Pledgee and Custodian (which, together with all additions thereto, rollovers, substitutions or exchanges therefor, security entitlements and proceeds thereof (including cash and non-cash proceeds) and distributions thereon, shall be referred to collectively herein as the "Collateral"), as collateral security for the payment and performance of all indebtedness, liability and obligations of Pledgor to Pledgee, whether for reimbursement obligations under the Letter of Credit Agreements, principal, interest, fees, expenses or otherwise, now existing or hereafter created or arising under the two Applications and Agreements for Irrevocable Standby Letter of Credit dated of even date herewith submitted by Pledgor to Pledgee (the "Letter of Credit Agreements"), and any other documents, agreements and instruments executed thereunder or in connection therewith including without limitation this Agreement and the Control Agreement (herein collectively the "Obligations," with such agreements, documents and instruments evidencing and documenting the Obligations being herein referred to collectively as the "Documents"), all on the terms and conditions set forth herein.

         2. Representations and Warranties. Pledgor represents and warrants that:

            (a) to the extent any Collateral consists of securities, Pledgor has good title to such securities free and clear of all liens and encumbrances except the security interest created hereby;

            (b) as of the date of this Agreement, the fair market value of the Collateral is no less than Fifteen Million Dollars ($15,000,000);

            (c) Pledgor has delivered to Pledgee all stock certificates, promissory notes, bonds, debentures or other instruments or documents representing or evidencing the Collateral, and this Pledge Agreement and such powers have been duly and validly executed and are binding and enforceable against Pledgor in accordance with their terms; and

            (d) the pledge of the Collateral in accordance with the terms hereof creates a valid and perfected first priority security interest in the Collateral securing payment of the Obligations.

         3. No Approval. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of any of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of any of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

         4. Undertakings. Pledgor hereby agrees:

            (a) not to sell or otherwise dispose of, or grant any option with respect to, any of the Collateral;

            (b) not to create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except the security interest under this Agreement;

            (c) to maintain the fair market value of the Collateral at an amount no less than one hundred percent (100%) of the face amount of the Letters of Credit, subject to reduction from time to time pursuant to the terms of the Letter of Credit Agreements;

            (d) subject to Section 5 below, to retain all earnings and interest paid on the Collateral in the Account as additional Collateral for the Obligations; and

            (e) take all actions (and execute and deliver from time to time all instruments and documents) necessary or appropriate or requested by Pledgee, to continue the validity, enforceability and perfected status of the pledge of Collateral hereunder.

         5. Interest. So long as Pledgor is in full compliance with the terms hereof and no Event of Default has occurred and is continuing, Pledgor shall be entitled to receive and retain interest payments for the Collateral pledged hereunder.

         6. No Notice of Exclusive Control. So long as: (i) Pledgee has not delivered a Notice of Exclusive Control (as defined in the Control Agreement) to the Custodian and (ii) Pledgor is in full compliance with the terms hereof, Pledgor may exercise all voting rights, if any, pertaining to the Collateral for any purpose not inconsistent with the terms hereof or of the Obligations or Documents. In the event any Collateral has been transferred into the name of Pledgee or a nominee or nominees of Pledgee prior to an Event of Default, Pledgee or its nominee will execute and deliver upon request of Pledgor an appropriate proxy in order to permit Pledgor to vote, if applicable, the same.

         7. Draw on Account; Reduction of Account.

            (a) Draw on Account. Upon receipt by Pledgee of a draw certificate on a Letter of Credit, the Pledgee shall be reimbursed automatically from the Account for such amounts drawn. The Pledgee shall have the right to obtain such amount from the Account by notice to the Custodian under the Control Agreement.

            (b) Reduction of Account. The Pledgee agrees to notify the Custodian to release funds from the Account to Pledgor upon Pledgee's receipt of a reduction certificate under a Letter of Credit in the amount of such reduction certificate.

            (c) Notice of Termination of Security Interest. The Pledgee agrees to notify the Custodian promptly of Pledgee's termination of its security interest in the Account and in any other Collateral.

         8. Definition of Event of Default. Each of the following shall constitute an "Event of Default":


            (a) Nonpayment; Nonperformance. The failure of Pledgor to immediately reimburse the Pledgee for any draw on a Letter of Credit or to timely perform the other Obligations under this Agreement or any other Document.

            (b) Cessation; Bankruptcy. The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Pledgor or Universal Display Corporation, a Pennsylvania corporation.

         9. No Liability. Pledgee shall be under no obligation to take any actions and shall have no liability (except for gross negligence or willful misconduct) with respect to the preservation or protection of the pledged Collateral or any underlying interests represented thereby as against any prior or other parties. In the event Pledgor requests that Pledgee take or omit to take action(s) with respect to the Collateral, Pledgee may refuse so to do with impunity if Pledgor does not, upon request of Pledgee, post sufficient, creditworthy indemnities with Pledgee which, in Pledgee's sole discretion, are sufficient to hold it harmless from any possible liability of any kind in connection therewith.

         10. Extensions; Modifications. Pledgor and Pledgee may, without affecting Pledgee's rights in the pledged Collateral and without a contemporaneous confirmation of or amendment to this Agreement, grant any extensions, releases or other modifications of any kind respecting the Documents, Obligations and any collateral security therefor. Pledgor hereby waives any rights it has at equity or in law to require Pledgee to apply any rights of marshalling or other equitable doctrines in the circumstances.

         11. Notice of Exclusive Control. After the delivery to the Custodian of a Notice of Exclusive Control:

             (a) Pledgee may transfer or cause to be transferred any of the pledged Collateral into its own or a nominee's or nominees' names;

             (b) Pledgor shall take any action necessary or required or requested by Pledgee, in order to allow Pledgee fully to enforce the pledge of the Collateral hereunder and realize thereon to the fullest possible extent, including but not limited to the filing of any claims with any court, liquidator or trustee, custodian, receiver or other like person or party;

             (c) Pledgee shall have all the rights and remedies granted or available to it hereunder, under the Uniform Commercial Code as in effect from time to time in Pennsylvania, under any other statute or the common law, or under any of the Documents, including the right to sell the Collateral or any portion thereof at one or more public or private sales upon ten (10) days' written notice and to bid thereat or purchase any part or all thereof in its own or a nominee's or nominees' names, free and clear of any equity of redemption; and to apply the net proceeds of the sale, after deduction for any expenses of sale, including the payment of all Pledgee's reasonable attorneys' fees in connection with the Obligations and the sale, to the payment of the Obligations in any manner or order which Pledgee in its sole discretion may elect, without further notice to or consent of Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines; and

             (d) Pledgee may increase, in its sole discretion, but shall not be required to do so, the Obligations by making additional advances, issuing additional letters of credit or incurring expenses for the account of Pledgor deemed appropriate or desirable by Pledgee in order to protect, enhance or preserve the Collateral or any other property it holds as security for the Obligations.

         12. Sale of Securities.

             (a) Pledgor recognizes that Pledgee may be unable to effect a sale to the public of all or part of the Collateral which constitutes securities by reason of certain prohibitions or restrictions in the federal or state securities laws and regulations (herein collectively called the "Securities Laws"), or the provisions of other federal and state laws, regulations or rulings, but may be compelled to resort to one or more sales to a restricted group of purchasers who will be required to agree to acquire such securities for their own account, for investment and not with a view to the further distribution or resale thereof without restriction. Pledgor agrees that any sale(s) so made may be at prices and on other terms less favorable to Pledgor than if such securities were sold to the public, and that Pledgee has no obligation to delay sale of such securities for period(s) of time necessary to permit the issuer thereof to register securities for sale to the public under any of the Securities Laws. Pledgor agrees that negotiated sales, whether for cash or credit, made under the foregoing circumstances shall not be deemed for that reason not to have been made in a commercially reasonable manner. Pledgor shall cooperate with Pledgee and, to the extent it is able, shall satisfy any requirements under the Securities Laws applicable to the sale or transfer of securities by Pledgee.

             (b) In connection with any sale or disposition of the Collateral, Pledgee is authorized to comply with any limitation or restriction as it may be advised by its counsel is necessary or desirable in order to avoid any violation of applicable law or to obtain any required approval of the purchaser(s) by any governmental regulatory body or officer and it is agreed that such compliance shall not result in such sale being considered not to have been made in a commercially reasonable manner nor shall Pledgee be liable or accountable by reason of the fact that the proceeds obtained at such sale(s) are less than might otherwise have been obtained.

             (c) Pledgee may elect to obtain the advice of any independent nationally-known investment banking firm, which is a member firm of the New York Stock Exchange, with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable.

         13. Expenses. Pledgor will pay Pledgee the amount of any reasonable expenses including counsel fees and expenses incurred by Pledgee in connection with (i) the administration of this Agreement, (ii) the custody, preservation, sale or collection or realization of the Collateral, (iii) the exercise or enforcement of Pledgee's rights hereunder, or (iv) the failure of Pledgor to perform hereunder.

         14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns and shall be governed as to its validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania, without reference to conflicts-of-law or choice-of-law provisions; and any terms used herein which are defined in the Uniform Commercial Code as enacted in Pennsylvania shall have the meanings therein set forth.

         15. Waivers. If either party shall waive any rights or remedies arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon the later occurrence or recurrence of any of said events. No delay by any party in the exercise of any right or remedy shall under any circumstances constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of any party's rights or remedies.

         16. Attorney-in-fact. Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact to execute, deliver and record, if appropriate, from time to time any instruments or documents in connection with the Collateral, in Pledgor or Pledgee's names.

         17. Entire Understanding. This Agreement represents the entire understanding of the parties with respect to the subject matter and no modification or change herein shall be effective unless contained in a writing signed by the parties hereto.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date first set forth above.


                                    PLEDGOR:

                                    UDC, INC.

                                    By:   /s/ Sidney Rosenblatt
                                          ----------------------
                                    Name: Sidney Rosenblatt
                                    Title: CFO